PROXY

              JIM HJELM'S PRIVATE COLLECTION, LTD.
                 225 West 37th Street, 5th Floor
                    New York, New York  10018


     This Proxy is solicited on behalf of the Board of Directors.

     The undersigned, revoking all proxies, hereby appoints Joseph
L. Murphy, Daniel M. Sullivan and Joseph P. O'Grady, and each of them, proxies with power of substitution to each, for and in the name of the undersigned to vote all shares of Common Stock of Jim Hjelm's Private Collection, Ltd. (the "Company") which the undersigned would be entitled to vote if present at the Annual Meeting of Shareholders of the Company to be held on August 30, 1996, at 10:00 A.M. at the offices of Kalin & Banner located at 757 Third Avenue, New York, New York 10017, and any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting.

     The undersigned acknowledges receipt of the Notice of Annual
Meeting, Proxy Statement and the Company's 1996 Annual Report.

     1.  ELECTION OF DIRECTORS

          FOR all nominees listed            WITHHOLD Authority to
          below (except as marked            vote for all nominees
          to the contrary below)             listed below

(INSTRUCTION: To withhold authority to vote for an individual nominee, strike a line through such nominee's name in the list below.)

             JOSEPH L. MURPHY, DANIEL M. SULLIVAN AND
                        JOSEPH P. O'GRADY


     2. IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

          FOR                                AGAINST










     PLEASE SIGN ON THE NEXT PAGE AND RETURN THIS PROXY
     PROMPTLY IN THE ENCLOSED ENVELOPE.
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and when properly executed will be voted as directed herein. If no direction is given, this Proxy will be voted FOR proposals 1 and 2.


DATED:                  , 1996



(Signature)



(Signature, if held jointly)


Where stock is registered in the
names of two or more persons ALL
should sign.  Signature(s) should
correspond exactly with the name(s)
as shown above.  Please sign, date
and return promptly in the enclosed
envelope.  No postage need be affixed
if mailed in the United States.

              JIM HJELM'S PRIVATE COLLECTION, LTD.
                    (a Delaware Corporation)


                  Notice of 1996 Annual Meeting
                   of Shareholders to be held
                at 10:00 A.M. on August 30, 1996



To the Shareholders of
JIM HJELM'S PRIVATE COLLECTION, LTD.:

     NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Shareholders (the "Meeting") of JIM HJELM'S PRIVATE COLLECTION, LTD. (the "Company") will be held on August 30, 1996 at 10:00 A.M. at the offices of Kalin & Banner located at 757 Third Avenue, New York, New York 10017, to consider and vote on the following matters described under the corresponding numbers in the attached Proxy Statement:

     1.  Election of three directors; and

     2. Such other matters as may properly come before the Meeting.

     The Board of Directors has fixed July 5, 1996, at the close of business, as the record date for the determination of shareholders entitled to vote at the Meeting, and only holders of shares of Common Stock of the Company of record at the close of business on that day will be entitled to vote. The stock transfer books of the Company will not be closed.

     A complete list of shareholders entitled to vote at the Meeting shall be available for examination by any shareholder, for any purpose germane to the Meeting, during ordinary business hours from July 31, 1996 until the Meeting at the offices of the Company. The list will also be available at the Meeting.

     Whether or not you expect to be present at the Meeting, please fill in, date, sign, and return the enclosed Proxy, which is solicited by management. The Proxy is revocable and will not affect your vote in person in the event you attend the Meeting.

                              By Order of the Board of Directors

                              Joseph E. O'Grady, Secretary
Date:  July 20, 1996

Request for additional copies of proxy material and the Company's
Annual Report for its fiscal year ended October 31, 1996 should be addressed to Shareholder Relations, Jim Hjelm's Private Collection, Ltd., 225 West 37th Street, New York, New York 10018. This material will be furnished without charge to any shareholder requesting it.

             JIM HJELM'S PRIVATE COLLECTION, LTD.

                      225 West 37th Street
                    New York, New York  10018

                         Proxy Statement

     The enclosed proxy is solicited by the management of Jim Hjelm's Private Collection, Ltd. (the "Company") in connection with the 1996 Annual Meeting of Shareholders (the "Meeting") to be held on August 30, 1996 at 10:00 a.m. at the offices of Kalin & Banner, 757 Third Avenue, New York, New York 10017 and any adjournment thereof. The Board of Directors has set July 5, 1996 as the record date for the determination of shareholders entitled to vote at the Meeting. A shareholder executing and returning a proxy has the power to revoke it at any time before it is exercised by filing a later proxy with, or other communication to, the Secretary of the Company or by attending the Meeting and voting in person.

     The proxy will be voted in accordance with your directions as to:

     (1) The election of the persons listed herein as directors of the Company;

     (2) Such other matters as may properly come before the Meeting.

     In the absence of direction, the proxy will be voted in favor of management's proposals.

     The entire cost of soliciting proxies will be borne by the Company. The costs of solicitation, which represent an amount believed to be normally expended for a solicitation relating to an uncontested election of directors, will include the costs of supplying necessary additional copies of the solicitation materials and the Company's Annual Report to Shareholders for its fiscal year ended October 31, 1995 ("Fiscal 1995")(the "Annual Report") to beneficial owners of shares held of record by brokers, dealers, banks, trustees, and their nominees, including the reasonable expenses of such recordholders for completing the mailing of such materials and Annual Reports to such beneficial owners.

     Only shareholders of record of the Company's 1,372,803 shares of Common Stock (the "Common Stock") outstanding at the close of business on July 5, 1996 will be entitled to vote. Each share of Common Stock is entitled to one vote. Holders of a majority of the outstanding shares of Common Stock must be represented in person or by proxy in order to achieve a quorum. The proxy statement, the attached notice of meeting, the enclosed form of proxy and the Annual Report are being mailed to shareholders on or about July 12, 1996.

                   1.  ELECTION OF DIRECTORS

     Three directors are to be elected by a majority of the votes cast at the Meeting, each to hold office until the next Annual Meeting of Shareholders and until his respective successor is elected and qualifies. The persons named in the accompanying proxy have advised management that it is their intention to vote for the election of the following nominees as directors unless authority is withheld:

               o Joseph L. Murphy
               o Daniel M. Sullivan
               o Joseph E. O'Grady

     Management has no reason to believe that any nominee will be unable to serve. In the event that any nominee becomes unavailable, the proxies may be voted for the election of such person or persons who may be designated by the Board of Directors.

     The following table sets forth certain information as to the persons nominated for election as directors of the Company at the Meeting, all of whom are presently directors of the Company:

                              Position with            Director
Name                Age        the Company               Since

Joseph L. Murphy    41        Chief Executive          April 1986
                              and Financial Officer,
                              Director

Daniel M. Sullivan  71        Chairman of the          September 1986
                              Board of Directors

Joseph E. O'Grady   74        Secretary and Director   February 1991


     Joseph L. Murphy, a founder of the Company, has been a director of the Company since its inception. During Fiscal 1992, Mr. Murphy was appointed President. In February 1993, Mr. Murphy was appointed Chief Executive Officer. Mr. Murphy is the brother of Mark Murphy, the Company's Vice President - Operations.

     Daniel M. Sullivan became a director in September 1986 and was elected Chairman of the Board in 1989. In 1989, Mr. Sullivan retired as President and chief executive officer of Frost & Sullivan, Inc., a publicly-traded publisher of market research studies, a position he had held for more than five years prior to his retirement.

     Joseph E. O'Grady was appointed to the Board of Directors in February 1991. In December 1992, Mr. O'Grady was appointed Secretary. For more than the past five years, Mr. O'Grady has been the president of JOG Associates, Inc., a privately-held financial consulting firm based in Hicksville, New York. JOG Associates, Inc. arranges business financing and provides financial consulting services for closely-held companies.

     During the fiscal year ended October 31, 1995 ("Fiscal 1995"), the Board of Directors met on one occasion and acted four times by unanimous consent.

OTHER EXECUTIVE OFFICERS

     Mark Murphy, 30, was appointed Vice President - Operations in May 1993. Mr. Mark Murphy joined the Company in January 1993. Prior to his joining the Company, Mr. Mark Murphy was employed as a manager by Accurate Testing Co., a metals testing company based in California, a position he had held since 1988. Mr. Mark Murphy is the brother of Joseph L. Murphy, the Company's President.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES
EXCHANGE ACT OF 1934.

     The Company is unaware of any violations of Section 16(a) of the Securities Exchange Act of 1934, as amended, by any of its officers or directors during Fiscal 1994.

AUDIT AND COMPENSATION COMMITTEE

     During Fiscal 1995, the Audit and Compensation Committee (the "Audit Committee") did not meet or act by unanimous consent. The purpose of the Audit Committee is to review the financial affairs of the Company, establish compensation levels for senior executives of the Company and administer the Company's stock option plan.

EXECUTIVE COMPENSATION

     The following table sets forth information relating to the cash compensation received during the Company's last three fiscal years by the Company's executive officers:

                        SUMMARY COMPENSATION TABLE

Name and              Annual Com-  Other          Long Term      Other
Principal      Fiscal pensation    Annual Com-    Compensation   Compen-
Position       Year    Salary ($)  pensation ($)  Options        sation($)

Joseph L.      1995    104,000          -          50,000         20,864
Murphy,        1994    114,000          -              -           3,748
President      1993    106,200          -              -           3,000

Joseph O'Grady,1995     41,105          -              -              -
Secretary      1994     32,840          -              -              -
               1993     25,632          -              -              -

Mark Murphy,   1995     52,520          -              -           4,758
Vice Pres-     1994     44,260          -              -              -
ident -        1993     28,900          -         115,000             -
Operations


STOCK OPTION PLANS

     On November 17, 1986, the Company adopted an Incentive Stock Option Plan (the "Plan") pursuant to which options to purchase up to an aggregate of 100,000 shares of Common Stock could be granted. Such options are intended to qualify as "incentive stock options" within the meaning of Section 422A of the Code ("Incentive Options").

     The Plan is administered by the Audit Committee which has the authority to determine the persons to whom Incentive Options may be granted, the number of shares of Common Stock to be covered by each Incentive Option, the time or times at which the Incentive Options may be granted or exercised and, for the most part, the terms and provisions of the Incentive Options. The exercise price of Incentive Options granted under the Plan may not be less than the fair market value of the shares of Common Stock on the date of grant. A non-incentive stock option for 50,000 shares was granted during Fiscal 1995 to Mr. Joseph L. Murphy.







               AGGREGATED OPTION EXERCISES IN LAST FISCAL
               YEAR AND FISCAL YEAR-END (FYE) OPTION VALUES




                                                  Value of
                                                  Unexercised
                                   Number         In-the-Money
                                   Of Unexercised Options
                                   Options        At FYE End
          Shares                   At FYE         Acquired ($)
          Acquired       Value     Exercisable/   Exercisable/
Name      On Exercise    Realized  Unexercisable  Unexercisable (1)


Joseph
Murphy         -         -         6,666/50,000   0/7,500

Mark Murphy    -         -         38,333/0       0/0

Joseph O'Grady -         -          3,333/0       0/0


(1)  Represents fair market value of Common Stock at October 31,
     1995 of $1.25 as reported by NASDAQ, less the exercise price.

COMPENSATION OF DIRECTORS

     Directors are compensated for the time spent on Company matters, including attendance at directors' and other meetings. During Fiscal 1995, Mr. Sullivan and Mr. O'Grady were employed on a part-time basis by the Company as consultants. Mr. Sullivan received $30,577 and Mr. O'Grady received $41,105 as consultant fees. Mr. O'Grady's renumeration is also reported in the Summary Compensation Table above.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

     The following table sets forth as of February 14, 1996, the number of shares of Common Stock held of record or beneficially (i) by each person who held of record, or was known by the Company to own beneficially, more than five percent of the outstanding shares of the Common Stock, (ii) by each director and (iii) by all officers and directors as a group:

                        Number of           Percent of
Names and Address        Shares Owned (1)    Outstanding Shares

Joseph L. Murphy         133,666(2)                9.7%
225 West 37th Street
New York, NY  10123

Daniel M. Sullivan        82,599                   6.0%
225 West 37th Street
New York, NY  10018

Harvest Capital           78,740                   5.7%
Corporation
225 West 37th Street
New York, NY  10018

Joseph E. O'Grady         21,999(2)                1.6%
225 West 37th Street
New York, NY  10018

Carl Seaman              281,666(3)               20.5%
12 The Poplars
Roslyn, NY 11576

All Directors and        340,659(2)(4)            32.4%
   officers as a
   group (5 persons)



(1) Unless otherwise indicated, all shares of Common Stock are owned directly.

(2)  Includes 6,666, 3,333, and 63,332 shares for Messrs.
     Murphy, O'Grady, and all officers and directors as a group, respectively, that are issuable upon exercise of presently exercisable options at an average exercise price of approximately $1.50 per share.

(3) Based on information on Schedule 13D dated June 1, 1995 filed with the Company on behalf of Mr. Seaman.

(4) Pursuant to the Securities Exchange Act of 1934, in addition to the ownership of Common Stock set forth above, Mr. Joseph
     L. Murphy, by virtue of his position with (President and a director) and ownership of 22.1% of the outstanding Common Stock of Harvest Capital Corporation ("Harvest") and Mr. Sullivan, by virtue of his position with Harvest (Secretary and a director), are considered to be the beneficial owners of the shares of Common Stock owned by Harvest.

     The Company is unaware of any arrangement, the operation of which, at a subsequent date, may result in a change of control of the Company.


CERTAIN TRANSACTIONS

     On November 21, 1994, Mr. Carl Seaman lent the Company $200,000 at an interest rate of six (6%) percent per annum in excess of Chemical Bank's floating prime rate to be payable in one year (the "Seaman Loan"). As security for the Seaman Loan, the Company granted Mr. Seaman a security interest in the Company's account receivables. On February 2, 1996, the Company entered into a loan agreement with CBC of New York Inc., trading as Continental Business Credit, to obtain a credit line up to $1,500,000 (the "CBC Loan"). The CBC Loan, which bears a minimum interest rate of 12.25% per annum (which may be increased due to any fluctuation of the prime rate announced from time to time by Chemical Bank) is payable through the direct deposits to CBC Bank of the Company's receivables.

     As additional security, Messrs. Joseph L. Murphy, Joseph E.
O'Grady and Jim Hjelm personally guaranteed repayment of the CBC
Loan.  Mr. Seaman agreed to subordinate the Seaman Loan to the CBC
Loan.

     Messrs. Carl Seaman and Joseph L. Murphy participated in the
Company's private placement in May 1995. Mr. Seaman purchased 8 units, each unit consisting of 25,000 shares, for $200,000. Mr.
Joseph L. Murphy purchased 1.2 units for $30,000.

     On February 1, 1995, Mr. Joseph L. Murphy entered into an employment agreement with the Company. The agreement will terminate January 31, 2000, unless terminated earlier. The base salary commences at $120,000 per annum with a yearly increase of $10,000. In addition, Mr. Joseph L. Murphy received a stock option for 50,000 shares of common stock exercisable at the rate of 12,500 shares per year at 110% of the fair market value of the Company's common stock on the date of this stock option.


                        2.  OTHER MATTERS

     The Board of Directors has no knowledge of any other matters which may come before the Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares of Common Stock represented by the accompanying proxy in accordance with their best judgment.


INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors has selected Arthur Andersen LLP, independent certified public accountants, auditors of its Fiscal 1995 financial statements, as the auditors of the financial statements of the Company for its current fiscal year ending October 31, 1996. A member of such firm is expected to be at the Meeting and will be given the opportunity to make a statement and to answer questions any shareholders may have.


SHAREHOLDERS' PROPOSALS

     Any shareholder of the Company who wishes to present a proposal to be considered at the next annual meeting of shareholders of the Company and who wishes to have such proposal presented in the Company's Proxy Statement for such meeting must deliver such proposal in writing to the Company at 225 West 37th Street, Fifth Floor, New York, New York 10018 on or before April 30, 1997.

                              By Order of the Board of Directors

                              Joseph E. O'Grady,
                              Secretary
Dated:  July 20, 1996



Hjelm\Pxy.96